Exhibit 99.1

Enterprise GP Holdings L.P.
P.O. Box 4323
Houston, TX  77210
(713) 381-6812

Enterprise GP Holdings Reports First Quarter 2009 Results;
 Record Net Income and Distributable Cash Flow

Houston, Texas (Monday, May 11, 2009) – Enterprise GP Holdings L.P. (NYSE: EPE) today announced its consolidated and parent-only financial results for the three months ended March 31, 2009.  Enterprise GP Holdings, the Parent Company, reported a 33 percent increase in distributable cash flow to a record $73.9 million for the first quarter of 2009 compared to $55.7 million for the first quarter of 2008.  Distributable cash flow for the first quarter of 2009 provided 1.1 times coverage of the $0.485 per unit distribution declared with respect to the first quarter of 2009, which is scheduled to be paid today to unitholders of record as of the close of business on April 30, 2009, which includes the 16 million Class C units that converted to common units on February 1, 2009.  This per unit distribution rate represents a 14.1 percent increase from the $0.425 per unit paid in May 2008 with respect to the first quarter of 2008.  Distributable cash flow is a non-generally accepted accounting principle (“non-GAAP”) financial measure that is defined and reconciled later in this press release to its most directly comparable U.S. generally accepted accounting principle (“GAAP”) measure, which is net cash flow provided by operating activities.

Enterprise GP Holdings will receive $88.3 million of total cash distributions from its investments with respect to the first quarter of 2009.  This represents a 16 percent increase from the $76.2 million of cash distributions that the Parent Company received with respect to the first quarter of 2008.  This increase in cash distributions is primarily due to higher cash distribution rates from Enterprise Products Partners, TEPPCO and Energy Transfer Equity, and additional units issued by Enterprise Products Partners, TEPPCO and Energy Transfer Partners.

(dollars in millions)	1st Qtr 2009	1st Qtr 2008	Change
Enterprise Products Partners & EPGP	$48.9	$42.3	15.6%

TEPPCO Partners & TEPPCO GP	18.7	16.7	12.0%

Energy Transfer Equity & LE GP	20.7	17.2	20.3%

Total	$88.3	$76.2	15.9%

Consolidated net income attributable to Enterprise GP Holdings for the first quarter of 2009 increased 35 percent to a record $62.9 million, or $0.47 per unit on a fully diluted basis, compared to $46.6 million, or $0.38 per unit on a fully diluted basis, for the first quarter of 2008.  The increase in consolidated net income for the first quarter was primarily due to increased operating income from our investments in Enterprise Products Partners, TEPPCO, and Energy Transfer Equity.

“In the first quarter of 2009, Enterprise GP Holdings reported record distributable cash flow for the fourth consecutive quarter as the underlying MLPs in which we are invested continue to post solid results,” said Dr. Ralph S. Cunningham, president and chief executive officer of Enterprise GP Holdings.  “We continue to benefit from our diversified base of cash flows from these partnerships as they consistently generate solid results.  The incentive distribution rights associated with our general partner interests should enhance our prospects for long-term cash distribution growth, allowing us to continue our track record of increasing quarterly cash distributions to our partners, as we have done every quarter since our initial public offering in August 2005,” continued Cunningham.

 Basis of Presentation of Financial Information

Our Investment in Enterprise Products Partners business segment reflects the consolidated operations of Enterprise Products Partners and its general partner.  Our Investment in TEPPCO business segment reflects the consolidated operations of TEPPCO and its general partner.  We control Enterprise Products Partners and TEPPCO through our ownership of their respective general partners.  Our Investment in Energy Transfer Equity business segment reflects our noncontrolling interests in Energy Transfer Equity and its general partner accounted for under the equity method of accounting.  We evaluate segment performance based on operating income.

In accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and various other accounting standard-setting organizations, our general purpose financial statements reflect the consolidation of the financial statements of businesses that we control through the ownership of general partner interests (e.g., Enterprise Products Partners and TEPPCO).  Our general purpose consolidated financial statements present those investments in which we do not have a controlling interest as unconsolidated affiliates (e.g., Energy Transfer Equity and its general partner).  To the extent that Enterprise Products Partners and TEPPCO reflect investments in unconsolidated affiliates in their respective consolidated financial statements, such investments will also be reflected as such in our general purpose financial statements unless subsequently consolidated by us due to common control considerations (e.g., Jonah Gas Gathering Company and Texas Offshore Port System).  Unless noted otherwise, our discussions and analysis in this press release are presented from the perspective of our consolidated businesses and operations.

Effective January 1, 2009, we adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 160, Noncontrolling Interests in Consolidated Financial Statements.  SFAS 160 established accounting and reporting standards for noncontrolling interests, which were previously identified as minority interest in our financial statements.  This new standard requires, among other things, that (i) noncontrolling interests be presented as a component of partners’ equity on our consolidated balance sheet (i.e., elimination of the “mezzanine” presentation previously used for minority interest); and (ii) elimination of minority interest amounts as a deduction in deriving net income or loss and, as a result, that net income or loss be allocated between our unitholders and general partner on one hand and noncontrolling interests on the other.   Earnings per unit amounts are not affected by these changes.

The consolidated financial statements included in this press release reflect the changes required by SFAS 160.  As a result, net income reported for the first quarter of 2008 in these financial statements is higher than that disclosed previously; however, the allocation of such net income results in our unitholders, general partner and noncontrolling interests (i.e., the former minority interest) receiving the same amounts as they did previously.  Noncontrolling interest presented in our financial statements reflects third-party and related party ownership of our consolidated subsidiaries, which include the third-party and related party unitholders of Enterprise Products Partners, TEPPCO and Duncan Energy Partners.

In order for the unitholders of Enterprise GP Holdings and others to more fully understand the Parent Company’s business and financial statements on a standalone basis, our press release includes information devoted exclusively to the Parent Company apart from that of our consolidated Partnership.  A key difference between the non-consolidated Parent Company financial information and those of our consolidated Partnership is that the Parent Company views each of its investments (i.e., Enterprise Products Partners, TEPPCO and Energy Transfer Equity) as unconsolidated affiliates and records its share of the net income of each as equity earnings.  In accordance with GAAP, we eliminate such equity earnings in the preparation of our consolidated Partnership financial statements.

Use of Non-GAAP Financial Measures

The press release and accompanying schedules include the non-GAAP financial measure of distributable cash flow.  Exhibit C provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated in accordance with GAAP.  Distributable cash flow should not be considered an alternative to GAAP financial measures such as net income, net cash flow provided by operating activities or any other GAAP measure of liquidity or financial performance.  We define distributable cash flow as follows:

▪
Cash distributions expected to be received from the Parent Company’s investments in limited and general partner interests (including related incentive distribution rights, if any, held by these general partners); less the sum of,

▪	Parent Company general and administrative costs on a standalone basis;

▪	Parent Company interest expense on a standalone basis, before non-cash amortization; and

▪	the general and administrative costs, on a standalone basis, of the general partners of Enterprise Products Partners and TEPPCO.

Distributable cash flow is a significant liquidity metric used by senior management to compare net cash flow generated by the Parent Company’s investments to the cash distributions the Parent Company is expected to pay its partners.  Using this metric, senior management can quickly compute the coverage ratio of estimated cash flow to planned cash distributions.

Distributable cash flow is an important non-GAAP financial measure for the Parent Company’s unitholders since it indicates to investors whether or not the Parent Company’s investments are generating cash flow at a level that can sustain or support an increase in quarterly cash distribution levels.  Financial metrics such as distributable cash flow are quantitative standards used by the investment community because the value of a partnership unit is in part measured by its yield (which, in turn, is based on the amount of cash distributions a partnership pays to a unitholder).

Company Information and Forward-Looking Statements

Enterprise GP Holdings L.P. is one of the largest publicly traded GP partnerships and it owns the general partner and certain limited partner interests in Enterprise Products Partners L.P. and TEPPCO Partners, L.P., as well as certain noncontrolling general partner and limited partner interests in Energy Transfer Equity, L.P.  For more information on Enterprise GP Holdings L.P., visit its website at www.enterprisegp.com.

This press release contains various forward-looking statements and information that are based on Enterprise GP Holdings’ beliefs and those of its general partner, as well as assumptions made by and information currently available to Enterprise GP Holdings.  When used in this press release, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding the plans and objectives of Enterprise GP Holdings, Enterprise Products Partners, TEPPCO, Energy Transfer Equity or Energy Transfer Partners (the “Related Companies”) for future operations, are intended to identify forward-looking statements.  Although Enterprise GP Holdings and its general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither Enterprise GP Holdings nor its general partner can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Enterprise GP Holdings’ actual results may vary materially from those it anticipated, estimated, projected or expected.  Among the key risk factors that may have a direct bearing on the Related Companies’ and, in turn, Enterprise GP Holdings’ results of operations and financial condition are:

▪	fluctuations in oil, natural gas and natural gas liquid prices and production due to weather and other natural and economic forces;

▪	the effects of the Related Companies’ debt level on its future financial and operating flexibility;

▪	a reduction in demand for the Related Companies’ products by the petrochemical, refining, heating or other industries;

▪	a decline in the volumes delivered by the Related Companies’ facilities;

▪	the failure of any of the Related Companies’ credit risk management efforts to adequately protect it against customer non-payment;

▪	terrorist attacks aimed at the Related Companies’ facilities; and

▪	the failure to successfully integrate the Related Companies’ operations with companies, if any, that they may acquire in the future.

Enterprise GP Holdings has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts: Randy Burkhalter, Investor Relations (713) 381-6812 or (866) 230-0745
Rick Rainey, Media Relations (713) 381-3635

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Exhibit A
Enterprise GP Holdings L.P. – Parent Company
Selected Financial Data– UNAUDITED
For the Three Months Ended March 31, 2009 and 2008
(Amounts in millions)

The following table presents distributable cash flow, summarized income statement data and selected balance sheet information for the Parent Company with respect to the periods shown and at the dates indicated.

	Three Months Ended March 31,
	2009	2008
Cash distributions from investees: (1)
Enterprise Products Partners and EPGP:
From common units of Enterprise Products Partners	$7.3	$6.9
From 2% general partner interest and related IDRs	41.6	35.4
TEPPCO and TEPPCO GP:
From common units of TEPPCO	3.2	3.1
From 2% general partner interest and related IDRs	15.5	13.6
Energy Transfer Equity and LE GP:
From common units of Energy Transfer Equity	20.5	17.1
From member interest in LE GP	0.2	0.1
Total cash distributions from investees	88.3	76.2
Cash expenses, primarily Parent Company	(14.4)	(20.5)
Distributable cash flow	$73.9	$55.7

Distributions by Parent Company	$67.5	$52.4

Parent Company summarized income statement data:
Equity in earnings of investees (2)	$78.1	$66.7
General and administrative costs	2.0	2.2
Operating income	76.1	64.5
Interest expense, net	(13.2)	(17.9)
Net income attributable to Enterprise GP Holdings L.P.	$62.9	$46.6

Parent Company debt principal outstanding at end of period	$1,070.3	$1,088.0

(1)   Represents cash distributions received or, in the case of Energy Transfer Equity for the most recent quarter, declared and scheduled to be received with respect to such quarter. With respect to cash distributions from investees for the first quarter of 2009, we received the distributions shown for Enterprise Products Partners and its general partner on May 8, 2009, and we received the cash distributions from TEPPCO and its general partner on May 7, 2009. The declared distribution from Energy Transfer Equity and its general partner is scheduled to be paid on May 19, 2009.
(2)   Represents the Parent Company’s share of net income of Enterprise Products Partners, TEPPCO, Energy Transfer Equity and their respective general partners.

Exhibit B
Enterprise GP Holdings L.P.
Condensed Statements of Consolidated Operations – UNAUDITED
For the Three Months Ended March 31, 2009 and 2008
(Amounts in millions, except per unit amounts)

Since the Parent Company owns the general partner of (and therefore controls) Enterprise Products Partners and TEPPCO, our consolidated financial statements include the financial results of Enterprise Products Partners and   TEPPCO.  The net income of Enterprise Products Partners and TEPPCO allocated to limited partner interests not owned by the Parent Company is allocated to noncontrolling interests. On a consolidated basis, we have three reportable business segments:  Investment in Enterprise Products Partners, Investment in TEPPCO and Investment in Energy Transfer Equity.  The following table summarizes our financial information by business segment for the periods presented:

	Three Months Ended March 31,
	2009		2008
Revenues:
Investment in Enterprise Products Partners		$3,423.1		$5,684.5
Investment in TEPPCO		1,517.0		2,866.7
Eliminations		(53.1)		(44.9)
Total revenues		4,887.0		8,506.3
Costs and expenses:
Investment in Enterprise Products Partners		3,064.3		5,332.4
Investment in TEPPCO		1,399.5		2,753.8
Other, non-segment including Parent Company		(50.2)		(39.7)
Total costs and expenses		4,413.6		8,046.5
Equity in earnings of unconsolidated affiliates:
Investment in Enterprise Products Partners (1)		7.2		8.9
Investment in TEPPCO (1)		0.2		(1.1)
Investment in Energy Transfer Equity (2)		17.5		12.0
Total equity in earnings of unconsolidated affiliates		24.9		19.8
Operating income:
Investment in Enterprise Products Partners		366.0		361.0
Investment in TEPPCO		117.7		111.8
Investment in Energy Transfer Equity		17.5		12.0
Other, non-segment including Parent Company		(2.9)		(5.2)
Total operating income		498.3		479.6
Interest expense		(165.7)		(148.5)
Provision for income taxes		(16.0)		(4.5)
Other income, net		1.2		1.5
Net income		317.8		328.1
Net income attributable to noncontrolling interest (3)		(254.9)		(281.5)
Net income attributable to Enterprise GP Holdings L.P.		$62.9		$46.6
Allocation of net income to:
Limited partners		$62.9		$46.6
General partner	$	*	$	*
Earnings per Unit, basic and fully diluted:
Earnings per Unit		$0.47		$0.38
Average LP Units outstanding		133.7		123.2

(1)   Represents equity earnings from unconsolidated affiliates as recorded by Enterprise Products Partners and TEPPCO.
(2)   Represents the Parent Company’s share of the net income of Energy Transfer Equity and its general partner.
(3)   Represents earnings of Enterprise Products Partners and TEPPCO allocated to their respective limited partner interests not owned by the Parent Company.

            * Amount is negligible.

Exhibit C

Enterprise GP Holdings L.P. – Parent Company
Non-GAAP Reconciliations – UNAUDITED
For the Three Months Ended March 31, 2009 and 2008
(Amounts in millions)

The following table presents a reconciliation of the Parent Company’s non-GAAP distributable cash flow amounts to GAAP net cash flow provided by operating activities.

	Three Months Ended March 31,
	2009	2008
Distributable Cash Flow (Exhibit A)	$73.9	$55.7
Adjustments to derive net cash flow provided by
operating activities (add or subtract as indicated
by sign of number):
Distributions to be received from investees
with respect to period indicated (Exhibit A) (1)	(88.3)	(76.2)
Distributions received from investees
during period	86.0	76.0
Net effect of changes in operating accounts	(1.7)	(4.4)
Net cash flow provided by operating activities	$69.9	$51.1

(1) Represents cash distributions collected subsequent to the end of each reporting period.